Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 88 to the registration statement of Scudder International Fund, Inc. on Form N-1A ("Registration Statement") of our reports dated December 11, 2001, December 18, 2001, December 7, 2001, and December 11, 2001, relating to the financial statements and financial highlights which appear in the October 31, 2001 Annual Reports to Shareholders of Scudder Greater Europe Growth Fund, Scudder Emerging Markets Growth Fund, Scudder Latin America Fund, and Scudder Pacific Opportunities Fund, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Administrative Agreement", and "Auditors" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2002